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                                                                    EXHIBIT 10.3

                               VISIO CORPORATION

                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                  As Amended and Restated on October 22, 1996


                              SECTION 1.  PURPOSE

     The purposes of the Visio Corporation 1995 Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of Visio Corporation (the "Company") and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress.

                            SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below. All references to "sections" shall be to the sections of the Plan.

     2.1  "Annual Grant" means the grant of an Option pursuant to Section 5.3.

     2.2 "Annual Meeting of Shareholders" means an annual meeting of the Company's shareholders at which Directors are elected.

     2.3  "Board" means the Board of Directors of the Company.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Common Stock" means the common stock, par value $.01 per share, of the Company.

     2.6  "Corporate Transaction" means any of the following events:

          (a) Approval by the holders of the Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

          (b) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned Subsidiary; or

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           (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     2.7   "Director" means a member of the Board.

     2.8 "Disability" means a mental or physical impairment of the Optionholder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionholder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of disability to the Plan Administrator.

     2.9 "Eligible Director" means a Director who is not an employee of the Company or any parent or subsidiary corporation.

     2.10  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11 "Fair Market Value" means the average of the high and low per share trading prices for the Common Stock as reported by the Nasdaq National Market for a single trading day.

     2.12 "Grant Date" means the last day of the Pricing Period following (a) the date of an Eligible Director's initial election or appointment to the Board in the case of an Initial Grant, and (b) the date of the applicable Annual Meeting of Shareholders in the case of an Annual Grant.

     2.13  "Initial Grant" means the grant of an Option pursuant to Section 5.2.

     2.14  "Option" means the right to purchase Common Stock granted under
Section 5.

     2.15 "Optionholder" means any Eligible Director to whom an Option is granted under the Plan, or the personal representative of a Optionholder who has died.

     2.16 "Plan Administrator" means the Board or, in the event the Board shall appoint and/or authorize a committee of persons other than Eligible Directors to administer this Plan, such committee.

     2.17 "Pricing Period" means the period beginning 15 consecutive trading days preceding and ending 15 consecutive trading days following the grant of an Option pursuant to Section 5.2 or Section 5.3.

     2.18 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator.

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                           SECTION 3.  ADMINISTRATION

     Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising hereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the committee serving as the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

                     SECTION 4.  STOCK SUBJECT TO THE PLAN

     Subject to adjustment from time to time as provided in Section 8, a maximum of 240,000* shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

     Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option because the Option expires or terminates without being exercised in full shall again be available for issuance in connection with future grants of Options under the Plan.

                     SECTION 5.  PARTICIPATION IN THE PLAN

5.1  Eligible Directors

     Options may be granted under the Plan only to Eligible Directors. No grant shall be made under this Section 5 if the effect of such grant would be to obligate the Company to issue more Shares than are reserved under Section 4. If insufficient shares are reserved under Section 4 to fully fund one or more grants to be made under this Section 5 on the same Grant Date, then such grant or grants shall be made as follows: (i) a single Initial Grant shall be made for the remaining number of shares reserved under Section 4 on that Grant Date; and (ii) multiple Initial and/or Annual Grants shall be reduced ratably so that the aggregate number of shares subject to all such grants equals the remaining number of shares reserved under Section 4 on that Grant Date. All grants made prior to shareholder approval of the Plan shall be subject to such approval.

5.2  Initial Grants

     Immediately following his or her initial election or appointment to the Board, each Eligible Director shall automatically receive an Option to purchase 36,000* shares of Common Stock as an Initial Grant. Initial Grants shall vest as follows: Options for 9,000* shares shall be exercisable on and after one year from Grant Date, and options for an additional 9,000* shares shall be exercisable on and after each of the three succeeding anniversaries of the Grant Date.

5.3  Annual Grants

     Commencing with the first Annual Meeting of Shareholders after the effective date of the Plan, each Eligible Director shall automatically receive an option to purchase 9,000* shares

________________
* After giving effect to a three-for-two stock split effective October 17, 1995 and a two-for-one stock split effective August 8, 1997.

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of Common Stock immediately following each year's Annual Meeting of Shareholders as an Annual Grant. Annual Grants shall be fully vested on the date of the next Annual Meeting of Shareholders after the Grant Date.

                            SECTION 6.  OPTION TERMS

6.1  Nonqualified Stock Options; Term of Options

     Options granted to an Eligible Director under the Plan shall constitute nonqualified stock options. The term of each Option shall be 10 years from the Grant Date.

6.2  Option Exercise Price

     The exercise price for shares purchased under an Option shall be based on the lowest price at which shares of Common Stock are traded (as reported by the Nasdaq National Market) during the Pricing Period. However, the exercise price shall not in any event be less than 85% of the Fair Market Value of the Common Stock on the Grant Date.

6.3  Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the terms, provisions and conditions of such Option in accordance with the Plan, and such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator. Each such instrument shall promptly be executed and delivered by or on behalf of the Company.

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 6.5. In no case may an Option be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

6.4  Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration may be paid in whole or in part by delivery of (a) cash, (b) Common Stock already owned by the Optionholder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price, or (c) a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and
(ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

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6.5  Holding Period

     If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of any option granted under this Plan within six (6) months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

6.6  Post-Termination Exercises

     If the Optionholder's service as a Director of the Company ceases for any reason, then the portion of the Optionholder's Option which is not exercisable at the time of such cessation shall terminate immediately upon such cessation. In the event that a Optionholder ceases to be a Director for any reason other than death, the Option shall be exercisable, to the extent of the number of shares purchasable by the Optionholder at the date of such termination, only (a) within three years if the termination of the Optionholder's service as a Director is coincident with Disability or (b) within three months after the date the Optionholder ceases to be a Director for any reason other than Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Optionholder's death may be exercised, to the extent of the number of shares purchasable by the Optionholder at the date of the Optionholder's death, by the personal representative of the Optionholder's estate entitled thereto at any time or from time to time within three years after the date of death, but in no event later than the remaining term of the Option.

                           SECTION 7.  ASSIGNABILITY

     During an Optionholder's lifetime, an option may be exercised only by the Optionholder or a permitted assignee or transferee of the Optionholder (as provided below). No Options granted under the Plan may be assigned, pledged or transferred by the Optionholder other than by (a) will or the applicable laws of descent and distribution, or (b) gift or other transfer to either (i) a spouse, child or grandchild ("Immediate Family Member") or (ii) any trust, partnership or other entity in which the Optionholder or such Optionholder's Immediate Family Members have a substantial beneficial interest; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the award. In addition, an Optionholder may designate in writing during the Optionholder's lifetime a beneficiary to receive and exercise Options in the event of the Optionholder's death (as provided in Section 6.6). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, or to dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

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                            SECTION 8.  ADJUSTMENTS

8.1  Adjustment of Shares

     In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then (i) the maximum number of and class of securities subject to the Plan as set forth in Section 4 and (ii) the number and class of securities that are subject to any outstanding Option and the per share price of such securities, but not the aggregate price to be paid therefor, shall all be proportionately adjusted. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

8.2  Corporate Transaction

     Except as otherwise provided in the instrument that evidences the Option, in the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except that in the event of a Corporate Transaction in which shareholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock, such unexercised Option shall be assumed or an equivalent option shall be substituted by such successor corporation. Any such assumed or equivalent option shall be fully exercisable with respect to the total number of shares purchasable under such Option.

     Notwithstanding the foregoing, upon a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere reincorporation or the creation of a holding company, each Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the instrument evidencing the option shall continue to apply to such assumed or equivalent Option.

8.3  Limitations

     The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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                     SECTION 9.  COMPLIANCE WITH RULE 16B-3

      It is the Company's intention that the Plan comply in all respects with the requirements for a "formula plan" within the meaning attributed to that term for purposes of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with such requirements, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting such requirements.

                 SECTION 10.  AMENDMENT AND TERMINATION OF PLAN

9.1   Amendment of Plan

      The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, if required to qualify the Plan as a formula plan for purposes of Rule 16b-3 under the Exchange Act, no amendment may be made more than once every six months that would change the amount, price, timing or vesting of the Options, other than to comport with changes in the Code, or the rules and regulations promulgated thereunder. In addition, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or (b) otherwise require shareholder approval under any applicable law or regulation.

9.2   Termination of Plan

      The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date.

                              SECTION 11.  GENERAL

11.1  Limitation as to Directorship

      Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Optionholder has a right to continue as a Director for any period of time or at any particular rate of compensation.

11.2  Registration; Certificates for Shares

      The Company shall be under no obligation to any Optionholder to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

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11.3  No Rights as a Shareholder

      No Option shall entitle the Optionholder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

11.4  No Trust or Fund

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

11.5  Severability

      If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

11.6  Expenses of the Plan

      All costs and expenses of the adoption and administration of the Plan shall be borne by the Company; none of such expenses shall be charged to any Eligible Director.

                          SECTION 11.  EFFECTIVE DATE

      The Plan's effective date is the date, following adoption by the Board and approval by the Company's shareholders, that the initial registration of the Company's equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act becomes effective.

      Adopted by the Board on April 26, 1995 and approved by the Company's shareholders on June 20, 1995.

      Amended and Restated by the Board of Directors on October 22, 1996.

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